UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 30, 2006

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

CALIFORNIA	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 30, 2006, our shareholders approved two amendments to our company’s 1997 Stock Option Plan. The first amends and restates the plan in order to grant authority to the plan’s administrator to issue and grant restricted stock. The second amends the name of the plan to the “2006 Equity Participation Plan of OSI Systems, Inc.” and extends the term of the plan to September 6, 2016.

A copy of the plan, as amended and restated by both amendments, is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Stock options will continue to be evidenced by option agreements in the form attached as Exhibit 10.2 to Amendment No. 1 to our company’s Form S-1, filed on August 1, 1997 (File No. 333-29179).

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 (Entry into a Material Definitive Agreement) is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2006, we entered into an amendment to the employment agreement of Ajay Mehra, our Executive Vice President and the President of our Security division. Under the amendment, we extended the term of the agreement to August 31, 2009. No other terms of Mr. Mehra’s agreement were affected by the amendment.

Item 8.01.	Other Events.

On November 30, 2006, our Board of Directors amended the Charter of the Nominating Committee of the Board of Directors in order to expand the scope of the responsibilities of the Nominating Committee to include the possible development of and/or recommendation to the Board of Directors of new or additional corporate governance principles. The Board of Directors also changed the name of the Nominating Committee to the “Nominating and Governance Committee.”

A copy of the Charter of the Nominating and Governance Committee of our Board of Directors, as so amended, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: December 1, 2006

	By:	/s/ Victor Sze
Victor Sze General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	2006 Equity Participation Plan
99.1	Charter of the Nominating and Governance Committee